Exhibit 99.1

UPC POLSKA INC ANNOUNCES DEFINITIVE AGREEMENT BETWEEN MAIN CREDITORS OF COMPANY FOR RESTRUCTURING ITS BALANCE SHEET

June 20, 2003: UPC Polska Inc. (“UPC Polska” or “the Company”) a financial holding company organised under the laws of the State of Delaware USA, today announces that a binding agreement has been reached with creditors, holding approximately 86% of the Company’s total debt, in support of a judicially supervised restructuring of the balance sheet of UPC Polska.

These creditors include (i) an ad-hoc committee of bondholders, (“Polska Bondholder Committee”) holding approximately 68% of UPC Polska’s publicly tradeable bonds, and (ii) UPC Telecom B.V. (“UPC Telecom”) and Belmarken Holding B.V., (“Belmarken” and together with UPC Telecom the “UPC Subsidiaries”), which are wholly-owned subsidiaries of United Pan Europe Communications N.V. (“UPC N.V.”)  and together hold approximately USD 77 million of UPC Polska’s bonds and substantially all of the other indebtedness of the company.

This process is entirely separate from the restructuring nearing completion at the UPC N.V. level and should not affect the completion of that restructuring in any way.

If implemented the agreed restructuring will reduce UPC Polska’s indebtedness by approximately USD 876 million, or 93%, as at May 31, 2003, substantially delevering the Company’s balance sheet. The restructuring agreement calls for the following indebtedness to be cancelled:

•       All of the publicly tradeable UPC Polska Senior Discount Notes due 2009 (the “‘09 Notes”), UPC Polska Series C Senior Discount Notes due 2008 (the “Series C Notes”) and the UPC Polska Senior Discount Notes due 2008 (the “‘08 Notes” and together with the ‘09 Notes and the Series C Notes, the “Polska Notes”), held by third parties, together approximately USD 373 million in accreted value;

•       All of the loans and affiliated debt (other than the Polska Notes) held by UPC Subsidiaries, (approximately USD 482 million) in principal amount plus accrued interest;

•       All of the Polska Notes held by UPC Telecom, approximately USD 77 million in accreted value; and,

•       Other UPC Polska debt USD 6 million in principal amount at stated maturity.

In exchange for canceling the above mentioned debt, the third party bondholders (holders of the Polska Notes excluding UPC Telecom) will receive USD 80 million in cash and USD 60 million in new 9.0% Senior Notes due 2006 (the “New Senior Notes”).  The UPC Subsidiaries will receive USD 15 million in cash and 100% of the newly issued common stock of reorganised UPC Polska in exchange for the cancellation of their claims.  The UPC Subsidiaries will not receive any consideration for their existing equity interest in UPC Polska.  As of May 31, 2003, third party creditors held approximately 52% of the pari passu senior debt of UPC Polska and the UPC Subsidiaries held the remaining 48% of pari passu senior debt.  Upon completion of the proposed UPC Polska recapitalisation, the New Senior Notes will be the only long-term debt in UPC Polska.

The restructuring agreement contemplates that the UPC Polska recapitalisation will be effected through a pre-negotiated plan of reorganisation implemented through Chapter 11 proceedings in the U.S. courts.  The restructuring contemplated by the agreement is subject to various closing conditions.

Simon Boyd, CEO of UPC Polska, said “I am pleased to announce this first step in the restructuring of the UPC Polska balance sheet. Presented with an opportunity to recapitalise the company, the board of UPC

Polska felt it was appropriate to reduce our outstanding indebtedness, in order to bring our capital structure in line with our current business strategy and growth prospects.”

The proposed restructuring is for UPC Polska only. The restructuring of the UPC Polska balance sheet is not expected to impact the day-to-day operations of UPC Polska’s operating subsidiaries, (or UPC N.V.), and it should be business as usual for customers, employees, suppliers and creditors of those subsidiaries. The restructuring will put UPC Polska in a significantly stronger financial position. The restructuring is expected to be completed by the end of 2003.

Please note that as a separate matter UPC Polska’s subsidiary Poland Communications Inc (“PCI”) will fulfill its repayment obligation of approximately USD 14.5m in principal amount under the PCI Notes maturing on November 1, 2003. On March 24, 2003, UPC Polska deposited funds to be held in trust with the indenture trustee to pay and discharge the PCI Notes plus accrued interest at maturity. The repayment of the PCI Notes is therefore separate from the restructuring contemplated in this press release.

UPC Polska will today file a copy of the Restructuring Agreement with the U.S. Securities and Exchange Commission in a report on Form 8-K. For further information regarding the restructuring of UPC Polska please visit the Company’s web site at www.upc-polska.com.

UPC Polska Inc. through its Polish subsidiaries, operates one of the largest cable systems in Poland with approximately 1,869,000 homes passed and 1 million subscribers at the end of March 2003. The Company is 100% owned by a subsidiary of UPC N.V. which is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC N.V. provides television, Internet access, telephony and programming services. UPC N.V.’s shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY). UPC N.V. is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

NOTE: Except for historical information contained herein, this release contains forward looking statements based upon management’s beliefs, as well as assumptions made by and data currently available to management.  These forward looking statements are based on a variety of assumptions that may not be realised and are subject to significant business, economic, judicial and competitive risks and uncertainties, many of which are beyond UPC Polska’s control.  These risks and uncertainties could cause actual events and UPC Polska’s liquidity, capital resources, financial condition and results of operations to differ materially from those expressed or implied by these statements.  These risks and uncertainties include, but are not limited to, UPC Polska’s ability to continue as a going concern, UPC Polska’s ability to restructure its outstanding indebtedness on a satisfactory and timely basis, UPC Polska’s ability to develop, confirm and consummate the plan of reorganisation under the US bankruptcy code, any ramifications of any restructuring, risks associated with third parties, taking actions inconsistent with, or detrimental to the consummation of the plan of reorganisation, potential adverse developments with respect to UPC Polska’s financial condition, liquidity, cashflows or results of operations, the acceptance and continued use by subscribers and potential subscribers of UPC Polska’s services, changes in the technology and competition, UPC Polska’s ability to achieve expected operational efficiencies and economies of scale and UPC Polska’s ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in UPC Polska’s filings with the US Securities and Exchange Commission.

This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy any securities of UPC Polska, or a solicitation of any votes in favor of the plan of reorganisation, nor shall there be any exchange or sale of securities of UPC Polska or solicitation of votes in favor of the plan of reorgainisation in any jurisdiction in which such offer, exchange, sale or solicitation would be unlawful.

For further information, please contact:

Claire Appleby	Bert Holtkamp
UPC Investor Relations	UPC Corporate Communications
+ 44 (0) 207 647 8233	+ 31 (0) 20 778 9447
Email: ir@upccorp.com	Email: corpcomms@upccorp.com

NBS Public Relations
Marek Kuderski
+ 48 (0) 22 826 7418

Citigate Dewe Rogerson
Toby Moore
+ 44 (0) 7768 981 763